EXHIBIT 99.1

Perrigo Reports Second Quarter 2026 Financial Results From Continuing Operations

•Execution of Three-S plan driving continued improvement in underlying business fundamentals, including market share growth in U.S. store-brand OTC and key European brands
•Streamlined portfolio through completion of Dermacosmetics divestiture and continuing strategic reviews of Infant Formula and Oral Care businesses
•Reaffirmed full-year 2026 outlook with sequentially stronger second-half performance

DUBLIN, August 5, 2026 /PRNewswire/ -- Perrigo Company plc (NYSE: PRGO) ("Perrigo" or the "Company"), a leading provider of Consumer Self-Care Products, today announced financial results from continuing operations for the second quarter ended June 27, 2026.

“We continued to execute our Three-S plan in the second quarter, strengthening areas of the business within our control, improving operational performance, streamlining our portfolio, and further reducing debt,” said Albert Manzone, Interim President and Chief Executive Officer. “While results were impacted by ongoing category softness and macroeconomic headwinds, we again drove market share gains as our broad portfolio of quality self-care products across all price points continues to resonate with consumers seeking value and affordability. We also took another important step in simplifying our portfolio by completing the previously announced sale of our Dermacosmetics business, and are continuing the strategic reviews of our Infant Formula and Oral Care businesses. We are becoming a more focused consumer self-care company, and are making progress in strengthening the underlying fundamentals of our business.”

“Looking ahead, we are reaffirming our full-year 2026 outlook with a sequentially stronger second half, supported by clear and tangible drivers, including the expected moderation of planned under absorption stemming from lower prior-year sales volumes, more favorable category comparisons, and continued strong operational execution. While mindful of an uncertain consumer and macroeconomic environment, we are continuing to gain market share, streamline our portfolio, and strengthen our balance sheet. At the same time, we remain focused on converting our operational progress into sustainable growth and long-term shareholder value.”

Second Quarter Results
As announced previously, the Company now reports results on both an All In and Core Perrigo basis. All In results reflect the entirety of our business, while Core represents our go-forward business and excludes Infant Formula and previously announced divestitures.

	All In			Core
	2Q'26	2Q'25	Change	2Q'26	2Q'25	Change
Reported Net Sales	$1,023	$1,056	(3.2)%	$907	$936	(3.1)%
Reported Gross Margin	30.7%	34.4%	(370)bps
Reported Operating Margin	2.3%	4.3%	(200)bps
Reported Diluted Earnings Per Share ("EPS")	$0.63	$0.00	n/m

	All In			Core
	2Q'26	2Q'25	Change	2Q'26	2Q'25	Change
Organic Net Sales(1)	$1,019	$1,033	(1.3)%	$903	$936	(3.5)%
Adj. Gross Margin	35.6%	38.1%	(250)bps	37.0%	39.5%	(250)bps
Adj. Operating Margin	12.2%	12.8%	(60)bps	13.0%	14.6%	(160)bps
Adj. Diluted EPS	$0.50	$0.57	(12.3)%	$0.46	$0.58	(20.7)%

* Absolute amounts in millions. Data may not add due to rounding. Percentages are based on actuals.
(1) See attached Appendix for details. Change in net sales on an organic basis excludes the effects of acquisitions, divestitures and exited products, and the impact of currency.

Net Sales
•Core net sales were $907 million, declining 3.1% year-over-year, while Core organic net sales decreased 3.5%. Core results reflected ongoing softness in consumption compared to a strong prior-year period, along with continued lower retail inventory levels. Consumption trends improved throughout the quarter, and Perrigo continued to gain market share across key categories driven by innovation and strong commercial execution. Pricing declined 0.7% and volume/mix decreased 2.4%.
•All In reported net sales declined 3.2% year-over-year to $1.02 billion. All In results were primarily driven by the same factors as Core net sales in addition to Infant Formula net sales growth of 23.1% year-over-year, which was more than offset by the impact of divestitures.

Gross Margin
•Reported All In gross margin was 30.7%, a decrease of 370 basis points versus the prior year due to the impact of lower net sales volumes, primarily within the Self Care segment, the carry over impact of planned under absorption stemming from lower prior-year sales volumes, and unfavorable mix, partially offset by improved Infant Formula productivity and the net recognition of a recovery of a portion of previously paid tariffs.
•Core adjusted gross margin decreased 250 basis points to 37.0% driven by lower net sales volumes, the carry over impact of planned under absorption stemming from lower prior-year sales volumes in U.S. OTC, and unfavorable mix. These headwinds were partially offset by the net recognition of a recovery of a portion of previously paid tariffs and the gross margin contribution from innovation and continued market share gains.
•All In adjusted gross margin decreased 250 basis points to 35.6%, driven by the same factors impacting Core adjusted gross margin in addition to the impact of divestitures. These pressures were partially offset by improved Infant Formula productivity, which more than offset planned under absorption stemming from lower prior-year sales volumes.

Operating Margin
•Reported operating margin was 2.3% compared to 4.3% in the prior year due to unfavorable gross profit flow through partially offset by lower administrative expenses primarily related to the Operational Enhancement Program.
•Core adjusted operating margin decreased 160 basis points to 13.0% primarily due to unfavorable gross profit flow through. This decline was partially offset by reduced operating expenses primarily driven by benefits from the Operational Enhancement Program.
•All In adjusted operating margin decreased 60 basis points to 12.2%, driven by the same factors impacting Core adjusted operating margin as well as the impact of divestitures. These factors were partially offset by the strong performance of Infant Formula.

Other Items
•Reported net interest and other income increased $124.1 million to $81.9 million primarily due to the gain on the sale of the Dermacosmetics business.
•Net adjusted interest and other expense decreased $0.6 million to $39.3 million due to the reduction in debt outstanding.
•The Company's reported effective tax rate was 16.0%. The Company’s adjusted effective tax rate increased 60 basis points to 17.5%.

Diluted EPS
•Reported diluted EPS was $0.63 compared to $0.00 in the prior year, benefiting from the gain on sale of the Dermacosmetics business, as well as prior year isolated production variability in Infant Formula and restructuring expenses.
•Core adjusted EPS declined $0.12 to $0.46, a 20.7% decrease from the prior year.
•All In adjusted diluted EPS declined $0.07 to $0.50, a 12.3% decrease from the prior year.

Business Segment Results

	2Q'26	2Q'25	Change	Organic Change
Segment net sales:
Self Care	$577	$599	(3.7)%	(3.9)%
Specialty Care	227	233	(2.8)%	(2.9)%
Infant Formula	101	82	23.1%	23.1%
Total segment net sales	904	914	(1.0)%	(1.2)%
All Other	119	143	(16.9)%	(2.4)%
Consolidated net sales	$1,023	$1,056	(3.2)%	(1.3)%

	2Q'26	2Q'25	Change
Segment operating income:
Self Care	$79	$94	(16.2)%
Specialty Care	48	66	(27.9)%
Infant Formula	4	(12)	n/m
Total segment operating income	$131	$148	(11.8)%
All Other	26	26	0.5%
Unallocated	(32)	(38)	(17.3)%
Consolidated adjusted operating income	$125	$135	(7.9)%
* Absolute amounts in millions. Data may not add due to rounding. Percentages are based on actuals.

Self Care
Net sales decreased 3.7% compared to the prior year, inclusive of a 0.5% favorable impact of currency translation. The decline was driven by continued softness in category consumption across both the U.S. and Europe and a slower start to certain summer seasonal categories, which led to a continued reduction of retail inventory levels, most notably in Europe. Innovation, distribution gains, and strong commercial execution drove continued market share gains across key categories.

Segment operating income decreased 16.2%, primarily due to lower net sales volumes, unfavorable mix, and the planned under absorption stemming from lower prior-year sales volumes. These pressures were partially offset by benefits from the Operational Enhancement Program.

Specialty Care
Net sales decreased 2.8%, inclusive of a 0.1% favorable impact of currency translation. The decline was driven by Skin Health results, which were impacted by a slower start in summer seasonal categories, lower sales of store brand Minoxidil, and a difficult prior-year comparison for Mederma® due to the timing of inventory restocking. This sales decline was partially offset by growth in the Women’s Health category led by continued momentum from Opill® and ellaOne®.

Segment operating income decreased 27.9% due to unfavorable mix, higher advertising and promotional investments to support second-half growth initiatives, and the planned under absorption stemming from lower prior-year sales volumes. These pressures were partially offset by benefits from the Operational Enhancement Program.

Infant Formula
Net sales increased 23.1% primarily driven by timing of contract infant formula shipments, in addition to increased net sales of store brand formula. This growth was partially offset by lower net sales of branded infant formula.

Segment operating income increased primarily due to improved gross profit flow through from the lapping of isolated production variability in the prior-year period that resulted in higher product scrap, and the benefit of higher net sales. These factors were partially offset by planned under absorption stemming from lower prior-year sales volumes.

All Other
Net sales decreased 16.9%, inclusive of a 0.1% favorable impact of currency translation, primarily due to the impact of divestitures.

Segment operating income increased 0.5% due to the net recognition of a recovery of a portion of previously paid tariffs in addition to improved productivity and lower operating expenses in the Oral Care category. These factors more than offset the impact of divestitures.

Cash Flow and Balance Sheet

•Net cash from operating activities was $83 million in the second quarter.
•Second quarter capital expenditures were $14 million and the Company returned $40 million to shareholders through dividends.
•Cash and cash equivalents as of June 27, 2026 were $400 million while total debt was $3.3 billion.
•The substantial majority of the approximately $359 million of cash proceeds from the Dermacosmetics divestiture were applied toward debt reduction, reducing borrowings under the revolving credit facility and enhancing financial flexibility to support the Company's Three-S plan and long-term value creation.

Fiscal 2026 Outlook

The Company reaffirms its 2026 outlook. Second-half results are expected to benefit from the moderation of planned under absorption stemming from lower prior-year sales volumes, more favorable category comparisons, lower interest expense, continued cost benefits from the Operational Enhancement Program and progress across the Company's key growth initiatives, including innovation, distribution gains and demand generation. As indicated previously, planned under absorption stemming from lower prior-year sales volumes is expected to result in an unfavorable All In EPS impact of approximately $0.60 in 2026. Approximately $0.26 of that impact was recognized in the first quarter and $0.18 was recognized in the second quarter. The Company continues to closely monitor the consumer and macroeconomic environment.

	All In	Ex Infant Formula	Ex Divestitures	Core	Foreign Currency	Organic Core
Net Sales Growth	(5.5)% to (1.5)%	—	~270 bps	(3.0)% to +1.0%	(0.5)%	(3.5)% to +0.5%
Adj. Gross Margin	36.5% to 37.5%	~240 bps	~(10) bps	39.0% to 40.0%
Adj. Operating Margin	12.5% to 13.5%	~260 bps	~(10) bps	15.0% to 16.0%
Adj. EPS	$2.00 to $2.30	~$0.30	~$(0.05)	$2.25 to $2.55

Other assumptions
•Net interest expense of approximately $156 million.
•Adjusted effective tax rate of approximately 18.0%.
•Adjusted weighted average shares outstanding of approximately 139.3 million.
•Net leverage of, or slightly lower than, approximately 4.0 times adjusted EBITDA.
•Cash from operating activities as a percentage of adjusted net income in the mid-60% range.

Webcast and Conference Call Information

Perrigo previously announced that management will host a call/webcast to discuss its second quarter 2026 financial results beginning at 08:30 A.M. (EDT) Wednesday, August 5, 2026. The call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 800-836-8184, International 646-357-8785, and reference ID # 98476. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EDT) Wednesday, August 5, until midnight Wednesday, August 12, 2026. To listen to the replay, dial 888-660-6345, International 646-517-4150, and use access code 98476#.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed.

For more information, visit www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this report are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” "outlook," "momentum," "continue," “estimate,” "forecast," “predict,” “potential” or the negative of those terms or other comparable terminology. The information presented under "Fiscal 2026 Outlook" is inherently forward-looking. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including: supply chain impacts on our business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; increased or new tariffs by the U.S. or foreign governments (and any retaliatory or reciprocal tariffs) and changes in global trade relations; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business, including the ongoing conflict and social, political and economic environment in Israel and the broader Middle East; current and future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding our ability to obtain and maintain our regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; receipt of potential earnout payments in connection with the sale of the HRA Rare Diseases

Business and the risk that potential costs or liabilities incurred or retained in connection with this transaction may exceed our estimates or adversely affect our business or operations; the risk that potential costs or liabilities incurred or retained in connection with the sale of our Rx business may exceed our estimates or adversely affect our business or operations; the satisfaction of certain deferred payment milestones associated with the Dermacosmetics business divestment; the consummation and success of other announced and unannounced acquisitions or dispositions, and our ability to realize the desired benefits thereof; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including our ability to achieve the expected benefits from our ongoing restructuring programs and strategic review processes described herein. Adverse results with respect to pending litigation could have a material adverse impact on our operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed in our Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following ‘All In’ and ‘Core’ non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divestitures and exited products, and the impact of currency,
•adjusted gross profit,
•adjusted gross margin,
•adjusted operating income,
•adjusted operating margin,
•adjusted net income,
•adjusted diluted earnings per share,
•adjusted effective tax rate,
•constant currency net sales.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies. The Company presents these non-GAAP financial measures in order to provide transparency to our investors because they are measures that management uses to assess both management performance and the financial performance of our operations and to allocate resources. In addition, management believes that these measures may assist investors with understanding and evaluating our initiatives to drive improved financial performance and enables investors to supplementally compare our operating performance with the operating performance of our competitors including with those of our competitors having different capital structures. While we have excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For instance, we expect to continue to experience and report restructuring-related charges associated with continued execution of our strategic initiatives.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as amortization expense, unusual litigation, impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measures represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which may include adjusted gross profit, adjusted net income, adjusted operating income, adjusted diluted earnings per share, adjusted gross margin, constant currency net sales, adjusted operating margin and adjusted effective tax rate are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company also discloses net sales growth excluding the impact of currency on an organic basis. In addition, the Company presents non‑GAAP measures for 'Core' Perrigo, reflecting its go‑forward business and excluding infant formula currently under strategic review and previously announced divestitures. Core measures may include Core net income, Core net sales, Core organic net sales, Core gross profit, Core operating income, Core diluted earnings per share, Core gross margin, and Core operating margin, including on an organic, constant‑currency basis. Management believes these measures provide greater consistency in financial reporting and facilitate meaningful comparisons of underlying operating results and acquisition and divestiture activity.

The Company cannot reconcile its ‘All In’ or ‘Core’ expected organic net sales growth, adjusted gross margin, adjusted operating margin, adjusted earnings per share, adjusted diluted earnings per share, or adjusted effective tax rate to the most directly comparable GAAP measures under "Fiscal Year 2026 Outlook from Continuing Operations" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include, but are not limited to, uncertainty of non-recurring infant formula related charges and timing and amount of restructuring charges and the income tax effects of these items or other income tax-related events.

The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contacts

Eric Jacobson, Vice President, Global Investor Relations
(616) 886-0375, eric.jacobson@perrigo.com

Nick Gallagher, Associate Director, Global Investor Relations
(269) 686-3238, nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$1,022.8	$1,056.3	$1,992.0	$2,100.2
Cost of sales	708.9	693.4	1,352.6	1,345.0
Gross profit	313.9	362.9	639.4	755.2

Operating expenses
Distribution	21.7	23.6	44.3	46.4
Research and development	23.7	22.0	48.4	48.7
Selling	129.5	136.5	259.2	282.7
Administration	100.0	113.0	215.0	225.2
Impairment charges	1.0	1.5	331.8	4.6
Restructuring	14.4	8.7	89.5	38.1
Other operating expense, net	—	12.2	—	17.2
Total operating expenses	290.5	317.5	988.3	662.9

Operating income (loss)	23.5	45.4	(348.9)	92.3

Interest expense, net	38.4	39.6	79.3	78.6
Other (income) expense, net	(120.5)	2.6	(126.5)	2.2
Loss on extinguishment of debt	0.1	—	1.4	—
Income (loss) from continuing operations before income taxes	105.4	3.2	(303.1)	11.5
Income tax expense (benefit)	16.9	3.7	(1.8)	11.9
Income (loss) from continuing operations	88.5	(0.5)	(301.3)	(0.4)
Loss from discontinued operations, net of tax	(14.1)	(7.9)	(22.8)	(14.4)
Net income (loss)	$74.5	$(8.4)	$(324.1)	$(14.8)

Earnings (loss) per share
Basic
Continuing operations	$0.64	$(0.00)	$(2.17)	$0.00
Discontinued operations	(0.10)	(0.06)	(0.16)	(0.10)
Basic earnings (loss) per share	$0.54	$(0.06)	$(2.33)	$(0.10)
Diluted
Continuing operations	$0.63	$(0.00)	$(2.17)	$0.00
Discontinued operations	(0.10)	(0.06)	(0.16)	(0.10)
Diluted earnings (loss) per share	$0.53	$(0.06)	$(2.33)	$(0.10)

Weighted-average shares outstanding
Basic	139.1	138.2	138.9	138.0
Diluted	139.6	138.2	138.9	138.0

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 27, 2026	December 31, 2025
Assets
Cash and cash equivalents	$399.7	$531.6
Accounts receivable, net of allowance for credit losses of $3.9 and $6.5, respectively	709.9	612.8
Inventories	1,064.5	1,149.0
Prepaid expenses and other current assets	277.7	231.4
Current assets held for sale	—	272.6
Total current assets	2,451.7	2,797.4
Property, plant and equipment, net	849.0	898.7
Operating lease assets	156.0	167.8
Goodwill and indefinite-lived intangible assets	1,697.6	2,054.7
Definite-lived intangible assets, net	2,190.2	2,351.5
Deferred income taxes	6.3	3.3
Other non-current assets	258.6	261.8
Total non-current assets	5,157.7	5,737.8
Total assets	$7,609.5	$8,535.2
Liabilities and Shareholders’ Equity
Liabilities
Accounts payable	$400.4	$474.5
Payroll and related taxes	153.2	112.2
Accrued customer programs	109.4	111.4
Other accrued liabilities	265.4	216.1
Accrued derivative liabilities	86.2	14.5
Accrued income taxes	28.8	20.8
Current indebtedness	11.4	36.6
Current liabilities held for sale	—	26.8
Total current liabilities	1,054.8	1,012.9
Non-current liabilities
Long-term debt, less current portion	3,283.4	3,603.6
Deferred income taxes	146.7	168.9
Other non-current liabilities	608.8	814.3
Total non-current liabilities	4,038.9	4,586.8
Total liabilities	5,093.7	5,599.7
Contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,540.5	6,608.2
Accumulated other comprehensive income (loss)	(22.8)	4.8
Retained earnings (accumulated deficit)	(4,001.9)	(3,677.5)
Total shareholders’ equity	2,515.8	2,935.5
Total liabilities and shareholders' equity	$7,609.5	$8,535.2

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	138.7	137.6

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 27, 2026	June 28, 2025
Cash Flows From (For) Operating Activities
Net income (loss)	$(324.1)	$(14.8)
Adjustments to derive cash flows:
Depreciation and amortization	179.1	166.2
Restructuring charges	84.9	35.0
Share-based compensation	21.2	28.4
Impairment charges	331.8	4.6
Amortization of debt discount	4.1	4.4
Deferred income taxes	(19.3)	9.6
(Gain) loss on sale of business	(129.5)	1.6
Amortization on hedging instruments	(10.3)	(12.6)
Other non-cash adjustments, net	(8.7)	1.2
Subtotal	129.3	223.6
Increase (decrease) in cash due to:
Inventories	74.2	(97.4)
Accrued income taxes	(13.4)	(54.5)
Payroll and related taxes	(45.0)	(23.6)
Accounts payable	(66.8)	(19.9)
Accrued customer programs	0.5	(0.6)
Other accrued liabilities	44.4	(29.3)
Accounts receivable	(102.3)	(5.9)
Other long term liabilities	2.6	2.4
Prepaid expenses and other current assets	(54.6)	16.6
Subtotal	(160.3)	(212.2)
Net cash (for) from operating activities	(31.0)	11.4
Cash Flows From (For) Investing Activities
Net proceeds from sale of businesses	362.9	14.4
Asset acquisitions, net	—	(1.5)
Additions to property, plant and equipment	(28.1)	(44.7)
Other investing, net	2.2	2.3
Net cash from (for) investing activities	337.0	(29.5)
Cash Flows From (For) Financing Activities
Payments on long-term debt	(759.3)	(17.6)
Cash dividends	(80.1)	(79.5)
Borrowings of revolving credit agreements and other financing, net	427.6	—
Payments for debt issuance costs	(5.5)	—
Shares used to settle taxes	(7.0)	(17.7)
Other financing, net	(9.9)	(1.0)
Net cash for financing activities	(434.2)	(115.8)
Effect of exchange rate changes on cash and cash equivalents	(6.1)	29.3
Net decrease in cash and cash equivalents	(134.2)	(104.6)
Cash and cash equivalents of continuing operations, beginning of period	531.6	558.8
Cash and cash equivalents held for sale, beginning of period	2.3	—
Less cash and cash equivalents held for sale, end of period	—	—
Cash and cash equivalents of continuing operations, end of period	$399.7	$454.2

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 27, 2026				Three Months Ended June 28, 2025
Consolidated Continuing Operations	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings per Share	Gross Profit	Operating Income	Income (Loss) from Continuing Operations	Diluted Earnings (Loss) per Share
Reported	$313.9	$23.5	$88.5	$0.63	$362.9	$45.4	$(0.5)	$0.00
As a % of reported net sales(1)	30.7%	2.3%	8.7%		34.4%	4.3%	—%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	35.3	54.5	54.5	0.39	35.5	56.8	57.3	0.41
Impairment charges(3)	—	1.0	1.0	0.01	—	1.5	1.5	0.01
Unusual litigation	—	12.4	12.4	0.09	—	15.4	15.4	0.11
Restructuring charges and other termination benefits	—	14.4	14.4	0.10	—	8.7	8.7	0.06
(Gain) Loss on divestitures(4)	—	—	(129.4)	(0.93)	—	—	1.8	0.01
Other(5)	15.3	18.8	26.8	0.19	4.3	7.4	7.4	0.05
Non-GAAP tax adjustments(6)	—	—	2.0	0.01	—	—	(12.4)	(0.09)
Adjusted	$364.5	$124.5	$70.3	$0.50	$402.8	$135.2	$79.2	$0.57
As a % of reported net sales(1)	35.6%	12.2%	6.9%		38.1%	12.8%	7.5%

Diluted weighted average shares outstanding (in millions)
			Reported	139.6				138.2
Effect of dilution as reported amount was a loss, while adjusted amount was income(7)				—				0.4
			Adjusted	139.6				138.6

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended June 27, 2026 and June 28, 2025 were $1,022.8 million and $1,056.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) During the three months ended June 27, 2026, we determined the carrying value of an in process R&D asset was impaired by $1.0 million. During the three months ended June 28, 2025, we determined the carrying value of our Prevacid® branded product was impaired by $1.5 million.
(4) Represents the gain on the divestiture of our Dermacosmetics business for the three months ended June 27, 2026.
(5) Other pre-tax adjustments impacting reported income from continuing operations for the three months ended June 27, 2026 includes $15.4 million of accelerated depreciation, $6.5 million of professional consulting fees for potential divestiture activity and other legal matters and $4.9 million of unfavorable hedging activity related to divestiture activity. Other pre-tax adjustments impacting reported income (loss) from continuing operations for the three months ended June 28, 2025 are related to $4.5 million of accelerated depreciation as a result of Nutrition Network Optimization and $2.8 million of professional consulting fees for divestiture activity.
(6) Non-GAAP tax adjustments for the three months ended June 27, 2026 are primarily due to removal of $2.0 million of tax expense on pre-tax non-GAAP adjustments. Non-GAAP tax adjustments for the three months ended June 28, 2025 are primarily due to $13.9 million of tax expense on pre-tax non-GAAP adjustments.
(7) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 27, 2026			Three Months Ended June 28, 2025
Consolidated Continuing Operations	R&D Expense	DSG&A Expense	Restructuring, Impairments and Other	R&D Expense	DSG&A Expense	Restructuring, Impairments and Other
Reported	$23.7	$251.3	$15.4	$22.0	$273.1	$22.4
As a % of reported net sales(1)	2.3%	24.6%	1.5%	2.1%	25.9%	2.1%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	(0.2)	(19.0)	—	—	(21.2)	—
Impairment charges(3)	—	—	(1.0)	—	—	(1.5)
Restructuring charges and other termination benefits	—	—	(14.4)	—	—	(8.7)
Unusual litigation	—	(12.4)	—	—	(3.2)	(12.2)
Other(4)	(0.1)	(3.4)	—	(0.2)	(2.9)	—
Adjusted	$23.4	$216.6	$—	$21.8	$245.8	$—
As a % of reported net sales(1)	2.3%	21.2%	—%	2.1%	23.3%	—%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended June 27, 2026 and June 28, 2025 were $1,022.8 million and $1,056.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) During the three months ended June 27, 2026, we determined the carrying value of an in process R&D asset was impaired by $1.0 million. During the three months ended June 28, 2025, we determined the carrying value of our Prevacid® branded product was impaired by $1.5 million.
(4) Other pre-tax adjustments for the three months ended June 27, 2026 and June 28, 2025 are due primarily to professional consulting fees for divestiture activity.

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 27, 2026		Three Months Ended June 28, 2025
Consolidated Continuing Operations	Interest and Other	Income Tax Expense	Interest and Other	Income Tax Expense
Reported	$(81.9)	$16.9	$42.2	$3.7
As a % of reported net sales(1)	(8.0)%	1.7%	4.0%	0.3%
Effective tax rate		16.0%		115.7%
Pre-tax adjustments(2):
Amortization expense related primarily to acquired intangible assets	—	—	(0.5)	—
Gain (loss) on divestitures(3)	129.4	—	(1.8)	—
Other(4)	(8.0)	—	—	—
Non-GAAP tax adjustments(5)	—	(2.0)	—	12.4
Adjusted	$39.3	$14.9	$39.9	$16.0
As a % of reported net sales(1)	3.8%	1.5%	3.8%	1.5%
Adjusted effective tax rate		17.5%		16.8%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Reported net sales for the three months ended June 27, 2026 and June 28, 2025 were $1,022.8 million and $1,056.3 million, respectively.
(2) Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
(3) Represents the gain on the divestiture of our Dermacosmetics business for the three months ended June 27, 2026.
(4) Other pre-tax adjustments impacting reported interest and other from continuing operations for the three months ended June 27, 2026 are primarily due to $4.9 million of unfavorable hedging activity related to divestiture activity.
(5) Non-GAAP tax adjustments for the three months ended June 27, 2026 are primarily due to removal of $2.0 million of tax expense on pre-tax non-GAAP adjustments. Non-GAAP tax adjustments for the three months ended June 28, 2025 are primarily due to $13.9 million of tax expense on pre-tax non-GAAP adjustments.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated Continuing Operations	June 27, 2026	June 28, 2025	% Change
Net Sales	$1,022.8	$1,056.3	(3.2)%
Less: Currency impact(1)	3.7	—	0.3%
Constant currency net sales	$1,019.1	$1,056.3	(3.5)%
Less: Divestitures and exited products(2)	—	23.6	(2.2)%
Organic net sales	$1,019.1	$1,032.8	(1.3)%

Self Care
Net Sales	$576.6	$598.6	(3.7)%
Less: Currency impact(1)	3.2	—	0.5%
Constant currency net sales	$573.4	$598.6	(4.2)%
Less: Divestitures and exited products(2)	—	2.1	(0.3)%
Organic net sales	$573.4	$596.5	(3.9)%

Specialty Care
Net Sales	$226.6	$233.1	(2.8)%
Less: Currency impact(1)	0.2	—	0.1%
Organic net sales	$226.4	$233.1	(2.9)%

Infant Formula
Net Sales	$100.9	$82.0	23.1%
Less: Currency impact(1)	—	—	—%
Organic net sales	$100.9	$82.0	23.1%

All Other
Net Sales	$118.6	$142.7	(16.9)%
Less: Currency impact(1)	0.3	—	0.1%
Constant currency net sales	$118.4	$142.7	(17.0)%
Less: Divestitures and exited products(2)	—	21.5	(14.7)%
Organic net sales	$118.4	$121.3	(2.4)%

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior-year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) Represents divestiture of the Dermacosmetics business within All Other and Richard Bittner Business and exited products within the Self Care segment.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 27, 2026					Three Months Ended June 28, 2025
Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings per Share	Net Sales	Gross Profit	Operating Income	Income from Continuing Operations	Diluted Earnings (Loss) per Share
All In Adjusted	$1,022.8	$364.5	$124.5	$70.3	$0.50	$1,056.3	$402.8	$135.2	$79.2	$0.57
As a % of reported net sales		35.6%	12.2%	6.9%			38.1%	12.8%	7.5%
Core Adjustments:
Less: Infant Formula	100.9	20.7	4.0	4.0	0.03	82.0	10.8	(12.2)	(12.2)	(0.09)
Less: Previously Announced Divestitures(1)	15.2	8.3	3.0	3.0	0.02	38.2	22.0	10.8	10.8	0.08
Non-GAAP tax adjustments	—	—	—	(0.8)	0.01	—	—	—	0.2	—
Core Adjusted	$906.7	$335.5	$117.6	$64.1	$0.46	$936.2	$370.0	$136.6	$80.4	$0.58
As a % of Core net sales		37.0%	13.0%	6.3%			39.5%	14.6%	8.6%
Less: Currency impact(2)	3.7
Core Organic	$903.0

Diluted weighted average shares outstanding (in millions)
			Reported		139.6					138.2
Effect of dilution as reported amount was a loss, while adjusted amount was income(3)					—					0.4
			Adjusted		139.6					138.6

Note: Amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1) Represents previously announced divestitures, primarily Dermacosmetics, and exited products.
(2) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior-year period to show what current period U.S. dollar results would have been if such currency exchange rates had not changed.
(3) In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.